EXHIBIT 1.1
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                                                                  CONFORMED COPY

                        MERISTAR HOSPITALITY CORPORATION

                $155,000,000 9.50% CONVERTIBLE SUBORDINATED NOTES
                                DUE APRIL 1, 2010


                             UNDERWRITING AGREEMENT


                                                                   June 26, 2003
LEHMAN BROTHERS INC.
745 Seventh Avenue
New York, New York 10019


Ladies and Gentlemen:

         MeriStar Hospitality Corporation, a Maryland corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell $155,000,000 aggregate principal amount of 9.50% Convertible Subordinated Notes due April 1, 2010 of the Company (the "FIRM SECURITIES") to Lehman Brothers Inc. (the "UNDERWRITER"). In addition, the Company proposes to grant to the Underwriter an option to purchase up to an additional $15,000,000 aggregate principal amount of 9.50% Convertible Subordinated Notes due February 1, 2008 on the terms and for the purposes set forth in Section 2 (the "OPTION SECURITIES" and together with the Firm Securities, the "SECURITIES"). This is to confirm the agreement between the Company and the Underwriter concerning the offer, issue and sale of the Securities as of the date first written above.

         The Securities will be issued pursuant to an indenture (the "BASE INDENTURE") to be dated as of the First Closing Date, between the Company and U.S. Bank Trust National Association, as Trustee (the "TRUSTEE"), and a supplemental indenture or officer's certificate establishing the Securities, to be dated as of the First Closing Date (as defined in Section 4), between the Company and the Trustee (the "SUPPLEMENTAL INDENTURE" and, together with the Base Indenture, the "INDENTURE"). The Securities will be convertible into duly and validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share (the "COMMON STOCK"), of the Company (such shares, the "CONVERSION SHARES") on the terms, and subject to the conditions, set forth in the Indenture.

         This Agreement and the Indenture are referred to herein collectively as the "TRANSACTION DOCUMENTS".

         1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents and warrants to and agrees with the Underwriter that:

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                  (a)      A registration statement on Form S-3 (File No.
         333-85162) has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the "COMMISSION") thereunder (collectively, the "SECURITIES ACT"), (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act, and the Base Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "TRUST INDENTURE ACT"). Copies of such registration statement (and any amendments thereto) and all exhibits thereto have been delivered by the Company to you. As used in this Agreement, (i) "REGISTRATION STATEMENT" means the Registration Statement on Form S-3 (File No. 333-85162), when it became effective under the Act, and as from time to time amended or supplemented thereafter (or if any post-effective amendment to the Registration Statement has been filed with the Commission prior to the execution and delivery of this Agreement, then the time that the most recent such amendment has been declared or become effective by the Commission); (ii) "EFFECTIVE TIME" means the date and the time as of which such Registration Statement was declared effective by the Commission; (iii) "EFFECTIVE DATE" means the date of the Effective Time; (iv) "BASE PROSPECTUS" means the prospectus (together with all documents incorporated therein by reference), dated May 9, 2002, and included in Registration Statement No. 333-85162 ; (v) "SUPPLEMENTAL PROSPECTUS" means the prospectus supplement (together with all documents incorporated therein by reference), dated June 26, 2003, relating to the Securities and the Conversion Shares; (vi) "PRELIMINARY PROSPECTUS" means any preliminary form of the Prospectus (including any supplement thereto) which has been filed pursuant to Rule 424 of the Rules and Regulations (as hereinafter defined) and
         (vii) "Prospectus" means the Base Prospectus and the Supplemental Prospectus relating to the Securities and the Conversion Shares, as filed with the Commission pursuant to paragraph (b) of Rule 424 of the rules and regulations of the Commission under the Securities Act (the "RULES AND REGULATIONS"). Reference made herein to the Preliminary Prospectus as amended or supplemented shall include, without limitation, any prospectus relating to the Securities and the Conversion Shares filed with the Commission pursuant to Rule 424 of the Rules and Regulations which amends or supplements the Prospectus. Reference made herein to the Registration Statement or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Registration Statement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "EXCHANGE ACT") after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be

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         deemed to include any annual report of the Company filed with the
         Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus.

                  (b) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

                  (c) The Registration Statement, as of the Effective Date and on the date that any post-effective amendment to the Registration Statement becomes effective, conformed in all material respects with the requirements of the Securities Act, the Trust Indenture Act and Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of its date and as of the applicable Closing Date, conformed and will conform in all material respects with the requirements of the Securities Act and the Exchange Act and did not and will not contain any untrue statement of a material fact or did not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED that, the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein.

                  (d) The documents incorporated by reference in the Prospectus (the "INCORPORATED DOCUMENTS"), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  (e) Each of the Company and its Significant Subsidiaries (as defined in Section 14) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of

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         property or the conduct of its businesses requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and has all power and authority necessary to own, lease or hold its properties and to conduct the businesses in which it is engaged; and none of the subsidiaries of the Company, other than MeriStar Hospitality Operating Partnership, L.P. ("MHOP"), is a Significant Subsidiary.

                  (f) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock, partnership interests or limited liability membership interests, as the case may be, of each Significant Subsidiary of the Company have been duly and validly authorized and issued and (except for partnership interests of general partners and except to the extent the limited liability company agreements or partnership agreements governing the relevant companies provide otherwise) are fully paid and non-assessable and (except for partnership interests in MHOP owned by third parties) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (collectively, "LIENS"), other than Liens under the Senior Secured Credit Agreement, dated as of October 28, 2002, among MHOP, Societe Generale, as Administrative Agent, SG Cowen Securities Corporation, as Lead Arranger and Book Runner, Lehman Brothers Inc., as Syndication Agent, Salomon Smith Barney Inc., as Documentation Agent, and the lenders named therein (the "CREDIT AGREEMENT").

                  (g) Except as disclosed in the Prospectus, (i) there are no outstanding securities convertible into or exchangeable for, or warrants, options or rights issued by the Company to purchase, any shares of the capital stock of the Company, (ii) there are no statutory, contractual, preemptive or other rights to subscribe for or to purchase any Common Stock and (iii) there are no restrictions upon transfer of the Common Stock pursuant to the Company's certificate of incorporation or bylaws.

                  (h) The Indenture has been duly authorized by the Company and has been qualified under the Trust Indenture Act; and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, liquidation, moratorium or other similar laws affecting the rights and remedies of creditors generally and except as may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and the Indenture

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         conforms in all material respects to the description thereof contained in the Prospectus.

                  (i) This Agreement has been duly authorized, executed and delivered by the Company.

                  (j) The Securities have been duly authorized by the Company and when the Securities are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Underwriter pursuant to this Agreement on the applicable Closing Date, assuming due authentication of the Securities by the Trustee, such Securities will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, liquidation, moratorium or other similar laws affecting creditors generally and except as may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and the Securities will conform, when issued, in all material respects to the description thereof contained in the Prospectus.

                  (k) The Company has all necessary corporate power and authority to execute, issue and deliver the Conversion Shares; the Conversion Shares have been duly and validly authorized and reserved for issuance upon conversion of the Securities and are free of preemptive rights; all Conversion Shares, when issued and delivered upon conversion of the Securities in accordance with the terms of the Indenture, will be duly and validly authorized and issued, fully paid and nonassessable and will be free and clear of any Liens; and the Conversion Shares will conform, if issued, in all material respects to the description thereof in the Prospectus.

                  (l) The execution, delivery and performance by the Company of the Transaction Documents, the issuance of the Securities and the Conversion Shares, if at all, the compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby (the "TRANSACTIONS") will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Significant Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or any limited partnership agreement or other constituent document of the Company or any of its Significant Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having

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         jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties or assets or (iii) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets is bound. Without limiting the generality of the foregoing, the incurrence of the indebtedness represented by the Securities on a pro forma basis, will not cause a breach, and the incurrence of the indebtedness would not be reasonably expected to cause any such breach in the future, of Article VII of the Credit Agreement, as amended waived or supplemented.

                  (m) No default currently exists under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Significant Subsidiaries is subject except where such defaults could not reasonably be expected to have a Material Adverse Effect.

                  (n) The Securities are permitted to be incurred as "Refinancing Indebtedness" pursuant to Section 4.9 of the indenture governing the Company's Series A and Series B 8.75% Senior Subordinated Notes due 2007.

                  (o) Except (i) with respect to the registration of the Securities and the Conversion Shares under the Securities Act and the Exchange Act, (ii) as required by the state securities or "blue sky" laws and (iii) for such consents, approvals, authorizations, orders, filings or registrations which have been obtained or made, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of the Transaction Documents, the issuance and sale of the Securities and the Conversion Shares, if at all, or the consummation of the Transactions by the Company.

                  (p) Neither the Company nor any of its Significant Subsidiaries has sustained, since the date of the latest financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders'

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         equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

                  (q) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly the financial condition, the results of operations, cash flows and changes in the financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; the supporting schedules, if any, included or incorporated by reference in the Preliminary Prospectus or the Prospectus present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Preliminary Prospectus and Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

                  (r) KPMG LLP (the "ACCOUNTANTS"), who have certified the financial statements of the Company, whose report is incorporated by reference in the Prospectus and who have delivered the initial letter referred to in Section 7(g) hereof, were independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported.

                  (s) There are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property or assets of the Company or any of its Significant Subsidiaries is subject which, if determined adversely to the Company or any of its Significant Subsidiaries, could reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT"); and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others that is required to be disclosed in the Prospectus which is not so disclosed.

                  (t) No relationship, direct or indirect, exists between or among the Company or MHOP on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or MHOP on the other hand, which is required to be set forth in the Prospectus which is not so set forth.

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                  (u)      There are no contracts, agreements or understandings
         between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned, directly or indirectly, or to be owned by such person.

                  (v) There are no contracts, agreements or other documents which are required to be set forth in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act which have not been set forth in the Prospectus or filed as exhibits to the Registration Statement.

                  (w) Since the date as of which information is given in the Prospectus and except as otherwise disclosed in the Prospectus, the Company has not (i) issued or granted any securities, including any sales pursuant to Rule 144A , or Regulation D or S of, the Securities Act, other than in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or in connection with a dividend reinvestment or stock purchase plan, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business,
         (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on any of its capital stock.

                  (x) Neither the Company nor any of its Significant Subsidiaries (i) is in violation of its charter or by-laws or limited partnership agreement or other constituent document, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except where it would not reasonably be expected to have a Material Adverse Effect, or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its properties or assets or to the conduct of its business, except where it would not reasonably be expected to have a Material Adverse Effect.

                  (y) Neither the Company nor any of its Significant Subsidiaries is or, as of the applicable Closing Date after giving effect to the issuance of the Securities and the application of the net proceeds therefrom as set forth in the Prospectus, will be an "investment company" within the meaning of such term under the

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         Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the "INVESTMENT COMPANY ACT").

                  (z) Neither the Company, nor to its knowledge, any of its Affiliates (as defined in Rule 501(b) of Regulation D, an "AFFILIATE"), has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities or the Common Stock to facilitate the sale or resale of such securities as prohibited by Regulation M under the Securities Act.

                  (aa) The Company (including American General Hospitality Corporation as predecessor to the Company for all periods through the date of the merger of CapStar Hotel Company into American General Hospitality Corporation but excluding CapStar Hotel Company for any periods on or prior to the date of such merger (each, a "PREDECESSOR ENTITY")) was organized and conducted its business and operations for each of its taxable years ended December 31, 1996, December 31, 1997, December 31, 1998, December 31, 1999, December 31, 2000, December 31, 2001, and December 31, 2002 in conformity with the requirements for qualification as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (collectively, the "INTERNAL REVENUE CODE"), and commencing with its taxable year ending December 31, 2003, the Company is organized and has conducted its business and operations in conformity with the requirements for qualification as a REIT under the Internal Revenue Code and its proposed method of operation will enable it to continue to meet the requirements for taxation as a REIT under the Internal Revenue Code.

                  (bb) The Company, each of its subsidiaries and each Predecessor Entity has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company, any of its subsidiaries or any Predecessor Entity for which the Company would be liable which has had (nor does the Company have any knowledge of) any tax deficiency which would reasonably be expected to have a Material Adverse Effect; the amounts currently set up as provisions for taxes or otherwise by the Company and its subsidiaries on their books and records are sufficient for the payment of all their unpaid federal, foreign, state, county and local taxes accrued through the dates as of which they speak, and for which the Company and its subsidiaries may be liable in their own right or as a transferee of the assets of, or as successor to any other corporation, association, partnership, joint venture or other entity.

                  (cc) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to

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         all personal property owned by them, free and clear of all liens, encumbrances and defects, except such as are set forth in the Prospectus or as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                  (dd) Except as set forth in the Prospectus, the Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties from insurers of recognized financial responsibility and as is customary for companies engaged in similar businesses in similar industries. Neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not reasonably be expected to have a Material Adverse Effect.

                  (ee) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable environmental law, ordinance, rule, regulation, order, judgment, decree or permit, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not reasonably be expected to have a Material Adverse Effect; each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries, except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not reasonably be expected to have a Material Adverse Effect.

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                  (ff)     Except as set forth in the Prospectus, there has been
         no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any Predecessor Entity for which the Company would be liable) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not reasonably be expected to have a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not reasonably be expected to have a Material Adverse Effect; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                  (gg) The statements set forth in the Prospectus under the captions "Description of Capital Stock" and "Description of the Notes" insofar as such statements purport to summarize the provisions of the documents or agreements referred to therein, matters of law or legal conclusions or federal statute, laws or regulations, are accurate and fairly present the information required to be shown.

                  (hh) All indebtedness of the Company that will be repaid with the proceeds of the issuance and sale of the Securities was incurred, and the indebtedness represented by the Securities is being incurred, for proper purposes and in good faith and the Company was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Securities, and will be on the applicable Closing Date (after giving effect to the application of the proceeds from the issuance of the Securities) solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Securities and will have on the applicable Closing Date (after giving effect to the application of the proceeds from the issuance of the Securities) sufficient capital for carrying on its business and was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Securities, and will be on the applicable Closing Date (after giving effect to the application of the proceeds from the issuance of the Securities) able to pay its debts as they mature.

                  (ii) No event has occurred nor has any circumstance arisen which, had the Securities been issued on such Closing Date, would constitute a default or any Event of Default under the Indenture as summarized in the Prospectus.

                  (jj) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Company's most recent annual or quarterly report filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

                 (kk) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

                  (ll) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

         2. PURCHASE OF THE SECURITIES BY THE UNDERWRITER. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Securities to the Underwriter and the Underwriter agrees to purchase the Firm Securities.

         In addition, the Company grants to the Underwriter an option to purchase up to $15,000,000 aggregate principal amount of Option Securities. Such option is granted for the purpose of covering over-allotments in the sale of Firm Securities and is exercisable as provided in Section 4 hereof.

         The purchase price of both the Firm Securities and any Option Securities shall be $967.50 per Security.

         The Company shall not be obligated to deliver any of the Securities to be delivered on any applicable Closing Date, except upon payment for all the Securities to be purchased as hereinafter provided.

         3. OFFERING OF SECURITIES BY THE UNDERWRITER. Upon release of the Firm Securities, the Underwriter proposes to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

         4. DELIVERY OF AND PAYMENT FOR THE SECURITIES. Delivery of and payment for the Firm Securities shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at 10:00 a.m., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are referred to herein as the "FIRST CLOSING DATE". On the First Closing Date, the Company shall deliver or cause to be delivered certificates representing the Firm Securities to the Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Upon delivery, the Firm Securities shall be registered in such names and in such denominations as the Underwriter shall request in writing not less than two full business days prior to the First Closing Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Securities, the Company shall make the certificates representing the Firm Securities available for inspection by the Underwriter in New York, New York, not later than 2:00 p.m., New York City time, on the business day prior to the First Closing Date.

         The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Underwriter. Such notice shall set forth the amount (which shall be an integral multiple of $1,000 principal amount) of Option Securities as to which the option is being exercised, the names in which the Option Securities are to be registered, the denominations in which the Option Securities are to be issued and the date and time, as determined by the Underwriter, when the Option Securities are to be delivered; PROVIDED, HOWEVER, that this date and time shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option Securities are delivered are referred to as a "OPTION CLOSING DATE" and the First Closing Date and any Option Closing Date are sometimes each referred to as a "CLOSING DATE".

         Delivery of and payment for the Option Securities shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Underwriter and the Company) at 10:00 a.m., New York City time, on such Option Closing Date. On such Option Closing Date, the Company shall deliver or cause to be delivered the certificates representing the Option Securities to the Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Upon delivery, the Option Securities shall be registered in such names and in such denominations as the Underwriter shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Securities, the Company shall make the certificates representing the Option Securities available for inspection by the Underwriter in New York, New York, not later than 2:00 p.m., New York City time, on the business day prior to such Option Closing Date.

         Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder.

         5.       FURTHER AGREEMENTS OF THE COMPANY. The Company agrees:

                  (a) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; prior to making any amendment or supplement to the Registration Statement or to the Prospectus other than by filing documents under the Exchange Act which are incorporated by reference therein, to furnish a copy thereof to the Underwriter and counsel to the Underwriter and not to effect any such amendment or supplement to which the Underwriter shall reasonably object by notice to the Company after a reasonable period to review, which shall not in any case be longer than three business days after receipt of such copy; prior to the termination of the offering of Securities as determined by the Underwriter, not to file any document that would be deemed to be incorporated by reference in the final Prospectus pursuant to Item 12 of Form S-3 without delivering to the Underwriter a copy of the document proposed to be so filed, such delivery to be made at least twenty-four hours prior to such filing, and to consult with the Underwriter as to any comments which the Underwriter makes in a timely manner with respect to the document so delivered; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                  (b) To furnish promptly to the Underwriter and to counsel to the Underwriter, upon the request of either, a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

                  (c) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request:
         (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (excluding exhibits),
         (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) any documents incorporated by reference in the Prospectus (excluding exhibits thereto) and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, to notify the Underwriter and, upon their request, to file such documents and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

                  (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the reasonable judgment of the Underwriter, be required by the Securities Act or is requested by the Commission;

                  (e) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Underwriter an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 of the Securities Act);

                  (f) Promptly from time to time, to take such action as the Underwriter may reasonably request to qualify the Securities and the Conversion Shares for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities;

                  (g) For a period of five years following the First Closing Date, to furnish to the Underwriter copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act; PROVIDED, HOWEVER, that the Company shall not be required to provide the Underwriter with any such reports or similar forms that have been filed with the Commission by electronic transmission pursuant to EDGAR;

                  (h) For a period of 90 days from the date hereof, not to, directly or indirectly, (1) announce an offering of, or file any registration statement with the Commission relating to, debt or equity securities of the Company (other than the offering contemplated by this Agreement), offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition or purchase by any person at any time in the future of) any debt or equity securities of the Company (other than the Securities), any securities convertible into or exchangeable for Common Stock or substantially similar securities (other than the Securities, the Conversion Shares and Common Stock to be issued in the ordinary course under the Company's employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights) or debt securities of the Company or sell or grant options, warrants or rights with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options, warrants or rights pursuant to option plans existing on the date hereof) or debt securities of the Company or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock or debt securities of the Company, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, without the prior written consent of the Underwriter;

                  (i) Not to take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Securities;

                  (j) To use its best efforts to cause the Securities to be accepted for clearance and settlement through the facilities of DTC;

                  (k) To apply the net proceeds from the issuance of the Securities as set forth under the caption "Use of Proceeds" in the Prospectus;

                  (l) To take such steps as shall be necessary to ensure that neither the Company nor any of its subsidiaries shall become an "investment company" within the meaning of such term under the Investment Company Act; and

                  (m) Except as otherwise expressly permitted by its articles of incorporation or by-laws, to continue to conduct its operations in a manner that will meet the requirements to qualify as a REIT under the Internal Revenue Code.

         6. EXPENSES. The Company agrees to pay the following expenses, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated:

                  (a) the costs incident to the authorization, issuance, sale and delivery of the Securities and the Conversion Shares, if applicable, and any taxes payable in that connection;

                  (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Preliminary Prospectus, the Prospectus, and any amendments and exhibits thereto;

                  (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereto (including exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement;

                  (d) the costs of distributing the terms of any agreement relating to the organization of the underwriting syndicate and selling group to the members thereof, by mail, telex or other means of communication;

                  (e) all expenses and fees in connection with the application for inclusion of the Securities and the Conversion Shares on the NYSE;

                  (f) the fees and expenses of qualifying the Securities and the Conversion Shares under the securities laws of the several jurisdictions as provided in Section 5(f) and of preparing, printing and distributing a U.S. Blue Sky memorandum (including related fees and expenses of counsel to the Underwriter);

                  (g) all costs and expenses incident to the preparation of marketing materials used in connection with the offering of the Securities;

                  (h) all fees and expenses incurred in connection with any rating of the Securities;

                  (i) the fees and expenses (including fees and disbursements of counsel, if applicable) of the Company, the Accountants, the Trustee and the costs and charges of any registrar, transfer agent, paying agent or conversion agent under the Indenture; and

                  (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement.

         7. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter hereunder are subject to the accuracy, when made and on the applicable Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to each of the following additional terms and conditions:

                  (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a), no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                  (b) The Underwriter shall not have discovered and disclosed to the Company prior to or on such Closing Date that the Registration Statement, the Prospectus or any amendment or supplement thereto, in the opinion of Simpson Thacher & Bartlett LLP, counsel to the Underwriter, contains an untrue statement of any fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) All corporate, limited liability company and partnership proceedings and other legal matters incident to the authorization, form and validity of the Registration Statement, the Prospectus, the Transaction Documents, the Securities and the Conversion Shares and all other legal matters relating to the offering, issuance and sale, as applicable, of the Securities and the Conversion Shares and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel to the Underwriter; and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (d) Each of Paul, Weiss, Rifkind, Wharton & Garrison LLP and Venable, Baetjer and Howard, counsel to the Company, shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated such Closing Date, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Exhibit A and Exhibit B hereto, respectively, and to such further effect as the Underwriter may reasonably request.

                  (e) At the time of execution of this Agreement, the Underwriter shall have received from the Accountants a letter or letters, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                  (f) With respect to the letter of the Accountants referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the "INITIAL COMFORT LETTER"), the Company shall have furnished to the Underwriter a letter (the "BRING-DOWN COMFORT LETTER") of such accountants, addressed to the Underwriter and dated such Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

                  (g) The Company shall have furnished to the Underwriter a certificate, dated the applicable Closing Date, of its Chief Executive Officer and its Chief Financial Officer, in form and substance reasonably satisfactory to the Underwriter, stating that:

                           (i) to the best of their knowledge and after reasonable investigation, the representations and warranties of the Company in Section 1 of this Agreement are true and correct in all material respects as of such Closing Date; and the Company has complied with all its agreements and satisfied all conditions on its part to be performed or satisfied prior to or on such Closing Date;

                           (ii) the Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission as of the applicable Closing Date; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with;

                           (iii)    they have carefully examined the
                  Registration Statement and the Prospectus and, in their opinion, (x)(A) the Registration Statement, as of the Effective Date and on the date that any post-effective amendment to the Registration Statement becomes effective, conformed in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Prospectus, as of its date and as of the applicable Closing Date, conformed and conforms in all material respects with the requirements of the Securities Act and the Exchange Act and did not and does not contain any untrue statement of a material fact and did not and does not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and
                  (y) since the date of the Prospectus, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or Prospectus; and

                           (iv) there are no agreements or instruments to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound which contain any financial or other covenant or restriction which, as of the applicable Closing Date, limits or restricts the Company's ability to incur the indebtedness to be represented by the Securities or to comply with the provisions of the Indenture. Without limiting the generality of the foregoing, the incurrence of the indebtedness represented by the Securities on a pro forma basis, will not cause a breach, and the incurrence of the indebtedness would not be reasonably expected to cause any such breach in the future, of Article VII of the Credit Agreement, as amended waived or supplemented to the applicable Closing Date.

                  (h) The Indenture (in form and substance reasonably satisfactory to the Underwriter) shall have been duly executed and delivered by the Company and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

                  (i) The Underwriter shall have received from each executive officer and director of the Company listed on Schedule 1 of Annex A an executed letter contemplated by Section 5(h) hereof.

                  (j) The Waiver to the Credit Agreement dated as of the date hereof (the "Waiver"), in form and substance reasonably satisfactory to the Underwriter, shall have been duly executed and delivered by the Company, the Administrative Agent and the necessary lenders named therein.

                  (k) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements incorporated by reference in the Prospectus (A) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, or (B) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, prospects, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case set forth in clause (A) or (B), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the applicable Closing Date on the terms and in the manner contemplated in the Prospectus and this Agreement.

                  (l) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company's Securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act and
         (ii) no such organization shall have publicly announced or informed the Company that it has under surveillance or review, with possible negative implications, its rating of any of the Securities.

                  (m) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the NASDAQ or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities of the United States, (iii) the United States shall have become engaged in hostilities, there shall have been a significant escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such, as to make it, in the case of clause (iii) or (iv), in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus.

                  (n) The Underwriter shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents and information as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (o) The Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request to evidence compliance with the conditions set forth in this Section 7.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel to the Underwriter. Each certificate signed by any officer of the Company and delivered to the Underwriter or counsel to the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.


         8.       INDEMNIFICATION AND CONTRIBUTION.

                  (a) The Company shall indemnify and hold harmless the Underwriter, its directors, officers and employees and each person, if any, who controls the Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which the Underwriter or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus (in each case, excluding any amendment or supplement) or in each case, any amendment or supplement thereto, (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (such application, document or information being hereinafter called a "BLUE SKY APPLICATION"), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, or in any amendment or supplement thereto, in any Blue Sky Application or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (PROVIDED that, the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter and each director, officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with the written information concerning such Underwriter furnished to the Company by the Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(c); PROVIDED, HOWEVER, that the Company shall not be liable to the Underwriter under the indemnity agreement in this Section 8 to the extent, but only to the extent, that
         (W) such loss, claim, damage, or liability of the Underwriter results from an untrue statement of a material fact or an omission of a material fact contained in the Preliminary Prospectus, which untrue statement or omission was completely corrected in the Prospectus dated the applicable Closing Date (a "FINAL PROSPECTUS") and (X) the Company sustains the burden of proving that the Underwriter sold Securities to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to written confirmation of such sale, a copy of a Final Prospectus and (Y) the Company had previously furnished sufficient quantities of a Final Prospectus to the Underwriter within a reasonable amount of time prior to such sale or such confirmation, and (Z) the Underwriter failed to deliver a Final Prospectus, if required by law to have so delivered it, and such delivery would have been a complete defense against the person asserting such loss, claim, liability, expense or damage. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any director, officer, employee or controlling person of the Underwriter.

                  (b) The Underwriter shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by the Underwriter specifically for inclusion therein, which information is described in Section 8(e), and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

                  (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, PROVIDED, FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that the Underwriter shall have the right to employ counsel to represent jointly the Underwriter and its respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Company under this Section 8 if, in the reasonable judgment of the Underwriter, it is advisable for the Underwriter, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. It is understood that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm (in addition to local counsel in each jurisdiction) for all indemnified parties in connection with any proceeding or related proceedings. No indemnifying party shall, (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the written consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise paid or becomes liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The Underwriter confirms, and the Company acknowledges, that the statements in the tenth paragraph on the cover page of the Prospectus and the second paragraph under the caption "Underwriting" in the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement and the Prospectus.

         9. TERMINATION. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections

7(l), 7(m) or 7(n) shall have occurred or if the Underwriter shall decline to purchase the Firm Securities for any reason permitted under this Agreement.

         10. REIMBURSEMENT OF UNDERWRITER'S EXPENSES. If the sale of Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company shall reimburse Underwriter for the reasonable fees and expenses of its counsel and for such other out-of-pocket expenses as shall have been incurred by it in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Underwriter.

         11. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Desk (Fax: (212) 526-3633), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019; and

         with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention: D. Rhett Brandon, Esq. (Fax: (212) 455-2502; Telephone (212) 455-3615);

                  (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer (Fax: (202) 295-2230; Telephone: (202) 295-1000, after July 7, 2003
         (Fax: (703) 812-7255; Telephone: (703) 812-7200);

with a copy to Paul Weiss, Rifkind, Wharton & Garrison LLP, Attention: Richard
S. Borisoff, Esq. (Fax: (212) 757-3990; Telephone: (212) 373-3000);

PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to Lehman Brothers Inc., which address will be supplied to any other party hereto by Lehman Brothers Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

         12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriter and the person or persons, if any, who control the Underwriter within the meaning of
Section 15 of the Securities Act and (y) the indemnity agreement of the Underwriter contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         13. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

         14. DEFINITION OF THE TERMS "BUSINESS DAY" AND "SIGNIFICANT SUBSIDIARY". For purposes of this Agreement, (a) "BUSINESS DAY" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "SIGNIFICANT SUBSIDIARY" has the meaning set forth in Rule 1-02 of Regulation S-X.

         15. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of New York.

         16. CONSENT TO JURISDICTION; FORUM SELECTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

                  (a) The Underwriter and the Company hereby submits to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby.

                  (b) Any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby may be brought only in the courts of the State of New York or the courts of the United States of America located in the State of New York, located in the Borough of Manhattan, City of New York, State of New York. Each of the parties hereto waives any objection that it may have to the venue of such suit, action or proceeding in any such court or that such suit, action or proceeding in such court was brought in an inconvenient court and agrees not to plead or claim the same.

                  (c) The Company hereby irrevocably appoints National Corporate Research, Ltd. ("NCR"), 225 West 34th Street, Suite 910, New York, New York, 10122, as its authorized agent in the State of New York upon which process may be served in any suit action, suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to NCR by the person serving the same to the address provided in Section 11 shall be deemed in every respect effective service of process upon the Company in any such action, suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of 7 years from the date of this Agreement.

                  (d) Any right to trial by jury with respect to any lawsuit, claim, action or other proceeding arising out of or relating to this Agreement or the services to be rendered by the Underwriter hereunder is expressly and irrevocably waived.

         17. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to BE part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing correctly sets forth the agreement between the Company and the Underwriter, please indicate your acceptance in the space provided for that purpose below.


                                   Very truly yours,

                                   MERISTAR  HOSPITALITY CORPORATION



                                   By:  /s/ Donald D. Olinger
                                        ---------------------------------------
                                        Name: Donald D. Olinger
                                        Title: Chief Financial Officer


Accepted:

LEHMAN BROTHERS INC.



By:  /s/ Michael Sherman
     ----------------------------------
     AUTHORIZED REPRESENTATIVE

                                                                         ANNEX A



                           [LOCK-UP LETTER AGREEMENT]



LEHMAN BROTHERS INC.
745 SEVENTH AVENUE
NEW YORK, NEW YORK 10019



Dear Ladies and Gentlemen:



         The undersigned understands that you and certain other firms propose to enter into an underwriting agreement (the "UNDERWRITING AGREEMENT") providing for the purchase by you of 9.50% Convertible Subordinated Notes due April 1, 2010 (the "SECURITIES") of MeriStar Hospitality Corporation, a Maryland corporation (the "COMPANY"), which are convertible into fully paid, nonassessable shares of common stock of the Company, par value $ 0.01 per share (the "COMMON STOCK"), and that the Underwriter proposes to reoffer the Securities to the public pursuant to the Underwriting Agreement (the "OFFERING").

         In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any debt securities of the Company (other than the Securities), any shares of Common Stock or any securities convertible into or exchangeable for Common Stock or substantially similar securities (other than the shares of Common Stock into which the Securities are convertible and shares issued in the ordinary course pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights) or debt securities of the Company or sell or grant options, warrants or rights with respect to any shares of Common Stock, securities convertible into or exchangeable for Common Stock or substantially similar securities (other than the grant of options, warrants or rights pursuant to option plans existing on the date hereof) or debt securities of the Company or
(2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock or debt securities of the Company, whether any such transaction set forth in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 90 days after the date of the final prospectus relating to the Offering, PROVIDED that, the restrictions set forth above shall not apply to (i) sales of shares of Common Stock made to satisfy loans incurred to finance the purchase of such shares of Common Stock, if that satisfaction is required by the lender pursuant to margin regulations and (ii) transfers by the undersigned for bona fide charitable contributions, gifts and estate planning, so long as the recipient or donee is subject to a similar restricted transfer period.

         In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

         The undersigned understands that the Company and the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement. Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter. In addition, it is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned will be released from our obligations under this Lock-Up Letter Agreement.

         This Agreement shall be governed by, and construed in accordance with, the laws of New York.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.


                                   Very truly yours,

                                   [NAME]



                                   By:  _______________________________________
                                        Name:



Dated:  _______________

                                                                      Schedule 1

                        Executive Officers and Directors



EXECUTIVE OFFICERS
------------------

Paul W. Whetsell

Bruce G. Wiles

Donald D. Olinger

Jerome J. Kraisinger

Brendan J. Keating

                                                                       EXHIBIT A


         1. The Registration Statement was declared effective under the Securities Act and the Base Indenture was qualified under the Trust Indenture Act as of [specify the date and time], the Prospectus was filed with the Commission pursuant to [specify the subparagraph of Rule 424(b)] of the Securities Act on [specify the date]; and no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceeding for that purpose is pending or threatened by the Commission.

         2. All of the issued partnership interests of MHOP have been duly and validly authorized and issued (except for partnership interests of MHOP owned by third parties) is owned directly or indirectly by the Company, to our knowledge, free and clear of all liens, encumbrances, equities or claims, other than liens under the Credit Agreement.

         3. Except as set forth in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon voting or transfer of, any Securities or Conversion Shares pursuant to any agreement or other instrument known to such counsel to which the Company is a party.

         4. To the best of our knowledge, based solely on a review of our internal litigation docket, and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which could reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"); and, to the best of our knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         5. The Registration Statement and the Prospectus as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act (the "Rules and Regulations"), except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from either of them and the Form T-1, as to which such counsel need not express any opinion; and each document filed under the Exchange Act, and incorporated by reference in the Registration Statement and Prospectus (except for financial statements, financial statement schedules and other financial data included in either of them, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects when so filed to the requirements of the Exchange Act and the rules and regulations under the Exchange Act.

         6. To the best of our knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act which have not been so described or filed as exhibits to the Registration Statement.

         7. Assuming due authorization, execution and delivery of the Indenture by the Trustee, the Indenture constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, liquidation, moratorium or other similar laws affecting the rights and remedies of creditors generally and except as may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         8. When executed, issued and authenticated in accordance with terms of the Indenture and delivered to and paid for by the Underwriter in accordance with this Agreement, the Securities will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except as the enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, liquidation, moratorium or other similar laws affecting the rights and remedies of creditors generally and except as may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         9. The execution, delivery and performance by the Company of the Transaction Documents, the issuance of the Securities and the Conversion Shares, if at all, the compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which breach is likely to have a Material Adverse Effect or
         (B) result in any violation of the provisions of the charter or by-laws or any limited partnership agreement or other constituent document of the Company or any of its Subsidiaries that are organized in the State of Delaware or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body of the United States, the State of New York or established pursuant to the Delaware Revised Uniform Limited Partnership Act, the Delaware General Corporation Law or the Delaware Limited Liability Company Act having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

         10. No consent, approval, authorization or order of, or filing or registration with, any Governmental Authority is required for the execution, delivery and performance of this Agreement or any of the other documents to be entered into in connection with the issuance of the Securities and the Conversion Shares by the Company and the consummation of the transactions contemplated hereby and thereby, except for (A) the registration of the Securities and the Conversion Shares under the Securities Act, (B) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriter and (C) such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made. For purposes of this opinion, the term "Governmental Authority" means any legislative judicial, administrative or regulatory body of the State of New York or the United States of America.

         11. Neither the Company nor any of its subsidiaries is required to be registered as an "investment company" as such term is defined in the Investment Company Act.

         12. The statements made in the Prospectus under the captions "Description of Debt Securities of MeriStar," "Description of Common Stock of MeriStar," "Description of the Notes," the statements made under the caption "Certain Relationships and Related Transactions" in the Company's latest proxy statement and the statements made under the caption "Business-Property-Management Agreements with MeriStar Hotels and Resorts" in the Company's annual report on Form 10-K for the year ended December 31, 2002, insofar as they purport to constitute summaries of the Indenture, the Securities, the terms of the Common Stock and the Conversion Shares and legal matters, documents or proceedings referred to therein, are accurate in all material respects.

         13. The statements made in the Prospectus under the caption "Certain United States Federal Income Tax Considerations," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. Such opinion shall also be to the effect that such counsel has participated in the preparation of the Registration Statement and the Prospectus and has participated in conferences with certain officers of the Company, the independent public accountants of the Company and other representatives of the Company, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and are familiar with the documents incorporated by reference therein and, although the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that such counsel does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in either of them (other than as explicitly stated in paragraphs 12 and 13 above), based upon such participation, no facts have come to such counsel's attention that led such counsel to believe that (a) the Registration Statement or any amendment (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from those documents and the Form T-1, as to which such counsel expresses no such belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus or any amendment or supplement (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from those documents, as to which such counsel expresses no such belief), at the time the Prospectus was issued or on the date of this letter, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT B


         1. The Company has been duly organized and is validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland. The Company has all corporate power to own, lease and operate its current properties and to conduct its business substantially as described in the 10-K under the captions "The Company" and "Business" and as described in the Prospectus.

         2. Meristar Sub 6M Company ("MSM") is a general partnership duly formed and validly existing under the laws of the State of Maryland. HCC has partnership power to own, lease and operate its current properties and to conduct its business substantially as now conducted.

         3. The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus.

         4. Each of the Transaction Documents has been duly authorized, executed and, so far as is known to us, delivered by the Company.

         5. The Securities have been duly authorized by all necessary corporate action on the part of the Company and are free of preemptive or other rights to subscribe for or to purchase, nor any restriction upon voting or transfer of, any Securities pursuant to the Company's charter or by-laws.

         6. The Conversion Shares have been duly authorized and validly reserved for issuance upon conversion of the Securities and are free of preemptive rights or other rights to subscribe for or to purchase any shares of Common Stock; and the Conversion Shares, when so issued and delivered upon such conversion in accordance with the terms of the Indenture, will be duly and validly issued, fully paid and nonassessable.

         7. The statements made in the Prospectus under the caption "Risk Factors--Potential anti-takeover effect of provisions of Maryland law and our charter and bylaws", insofar as they purport to constitute summaries of matters of Maryland law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

         8. Neither the execution, delivery and performance of the Transaction Documents nor the issuance of the Securities and the Conversion Shares if at all, nor the compliance by the Company with all of the provisions of the Transaction Documents nor the consummation of the transactions contemplated thereby will result in any violation of (i) the provisions of the Charter or the Bylaws, the partnership agreement of HCC or any Maryland statute which in our experience is normally applicable both to general business corporations which are not involved in regulated activities and to transactions of the type contemplated by the Transaction Documents or (ii) so far as is known to us, any order, rule or regulation of any court, governmental agency or body established pursuant to the Maryland General Corporation Law having jurisdiction over the Company or any of its properties or assets. No consent approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby.

                  In rendering such opinion, such counsel may state that the foregoing opinion is limited to the substantive laws of the State of Maryland and that such counsel does not express any opinion herein concerning any other law. Such counsel expresses no opinion as to compliance with federal or state securities laws, including the securities laws of the State of Maryland, or the real estate syndication laws of the State of Maryland or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which such counsel's opinion is expressed herein would be governed by any other jurisdiction (other than the State of Maryland), such counsel does not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.


                                       B-2